As filed with the Securities and Exchange Commission on March 24, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

ASANA, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-3912448
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

633 Folsom Street, Suite 100
San Francisco, California 94107
(415) 525-3888
(Address of principal executive offices) (Zip code)

2020 Equity Incentive Plan
2020 Employee Stock Purchase Plan
(Full titles of the plans)
_____________________________________

Dustin Moskovitz
President, Chief Executive Officer, and Chair
Asana, Inc.
633 Folsom Street, Suite 100
San Francisco, California 94107
(415) 525-3888
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

David J. Segre, Esq. Jon C. Avina, Esq. Calise Y. Cheng, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Eleanor Lacey, Esq. General Counsel and Corporate Secretary Asana, Inc. 633 Folsom Street, Suite 100 San Francisco, CA 94107 (415) 525-3888
_____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Asana, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (i) 10,714,637 additional shares of its Class A common stock (“Class A Common Stock”) under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2020 Plan on February 1, 2023, and (ii) 2,142,927 additional shares of its Class A Common Stock under the Registrant’s 2020 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the ESPP on February 1, 2023.

This Registration Statement relates to securities of the same class as those for which earlier Registration Statements on Form S-8 were filed with the Commission on September 22, 2020 (File No. 333-248955), March 30, 2021 (File No. 333-254881) and March 24, 2022 (File No. 333-263822) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Class A Common Stock issuable under the 2020 Plan and the ESPP, are incorporated by reference into this Registration Statement.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II
Item 3.    Incorporation of Certain Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 filed with the Commission on March 24, 2023 (File No. 001-39495) (the “2023 Annual Report”), which contains audited financial statements for the Registrant’s latest fiscal year.
(ii) The Registrant’s Current Report on Form 8-K on Item 8.01, filed with the Commission on March 8, 2023.

(iii) The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 9, 2020 (File No. 001-39495) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to the 2023 Annual Report.
(iv) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.
(a) Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Restated Certificate of Incorporation, as currently in effect.	8-K	001-39495	3.1	September 21, 2020
4.2	Restated Bylaws, as currently in effect.	8-K	001-39495	3.2	September 21, 2020
4.3	Form of Registrant’s Common Stock Certificate.	S-1	333-248303	4.1	August 24, 2020
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (reference is made to Exhibit 5.1).
24.1*	Power of Attorney (reference is made to the signature page hereto).
99.1	2020 Equity Incentive Plan and forms of agreements thereunder.	S-1	333-248303	10.4	August 24, 2020
99.2	2020 Employee Stock Purchase Plan.	S-1	333-248303	10.5	August 24, 2020
99.3	2020 Equity Incentive Plan — Form of RSU Grant Notice and Award Agreement (No Holding Period)(Hybrid).	10-K	001-39495	10.5	March 30, 2021
99.4	2020 Equity Incentive Plan — Form of RSU Grant Notice and Award Agreement (One- or Two-Year Holding Period)(Hybrid).	10-K	001-39495	10.4	March 30, 2021
99.5	2020 Equity Incentive Plan - Form of RSU Grant Notice and Award Agreement (No Holding Period) (Hybrid).	10-Q	001-39495	10.1	December 1, 2022
99.6	2020 Equity Incentive Plan - Form of RSU Grant Notice and Award Agreement (One- or Two-Year Holding Period) (Hybrid).	10-Q	001-39495	10.2	December 1, 2022
99.7	Asana France SAS Equity Sub-Plan and Form of RSU Grant Notice and Award Agreement.	10-K	001-39495	10.10	March 30, 2021
107*	Filing Fee Table.
________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 24th day of March, 2023.
ASANA, INC.

By: /s/ Dustin Moskovitz
    Dustin Moskovitz
    President, Chief Executive Officer, and Chair

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dustin Moskovitz, Tim Wan, and Eleanor Lacey, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dustin Moskovitz	President, Chief Executive Officer, and Chair (Principal Executive Officer)	March 24, 2023
Dustin Moskovitz
/s/ Tim Wan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2023
Tim Wan
/s/ Krista Anderson-Copperman	Director	March 24, 2023
Krista Anderson-Copperman
/s/ Sydney Carey	Director	March 24, 2023
Sydney Carey
/s/ Matthew Cohler	Director	March 24, 2023
Matthew Cohler
/s/ Adam D’Angelo	Director	March 24, 2023
Adam D’Angelo
/s/ Andrew Lindsay	Director	March 24, 2023
Andrew Lindsay
/s/ Lorrie Norrington	Director	March 24, 2023
Lorrie Norrington
/s/ Justin Rosenstein	Director	March 24, 2023
Justin Rosenstein
/s/ Amit Singh	Director	March 24, 2023
Amit Singh